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                                                                      Exhibit 23
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (Registration No. 33-53387) and to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 33-50786, 33-16082, 1-9225, 2-73650 and 333-
24703) of H.B. Fuller Company of our report dated January 11, 1998 appearing in the 1997 Annual Report to Stockholders of H.B. Fuller Company which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears in this Form 10-K.



Price Waterhouse LLP
Minneapolis, Minnesota
February 25, 1998